SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  MARCH 9, 2001
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                              INNKEEPERS USA TRUST
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           MARYLAND                      0-24568                 65-0503831
----------------------------      ---------------------     -------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                     Identification No.)



                             306 ROYAL POINCIANA WAY
                            PALM BEACH, FLORIDA 33480
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (561) 835-1800
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

DISCLOSURE OF RISK FACTORS

         Innkeepers USA Trust is filing this Current Report on Form 8-K to describe material risk factors that may affect our business and financial condition.

         SOME OF THE INFORMATION YOU WILL FIND IN OUR 1934 ACT FILINGS AND OUR PROSPECTUSES OR ANY PROSPECTUS SUPPLEMENTS MAY CONTAIN "FORWARD-LOOKING" STATEMENTS. ALSO, DOCUMENTS SUBSEQUENTLY FILED BY OUR COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION MAY CONTAIN FORWARD-LOOKING STATEMENTS. YOU CAN IDENTIFY THESE TYPES OF STATEMENTS BY THEIR USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "SHOULD," "COULD," "PLANS," "INTENDS," "EXPECTS," "ANTICIPATES," "ESTIMATES," "PROJECTS," "CONTINUES," "IS DESIGNED TO," "POTENTIAL" OR OTHER SIMILAR WORDS. THESE TYPES OF STATEMENTS DISCUSS FUTURE EVENTS OR EXPECTATIONS OR CONTAIN PROJECTIONS OR ESTIMATES. WHEN CONSIDERING THESE FORWARD-LOOKING STATEMENTS, YOU SHOULD KEEP IN MIND THE FOLLOWING RISK FACTORS. THESE RISK FACTORS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY FROM THOSE CONTAINED IN OR IMPLIED BY ANY FORWARD-LOOKING STATEMENT.

         The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual results to be very different than those we describe in our SEC filings. Any statements we make that are not historical facts should be considered to be forward-looking statements. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.

                                  RISK FACTORS

WE RELY ON OTHERS TO OPERATE OUR HOTELS.

         In order for us to continue to qualify as a real estate investment trust, or "REIT", third parties must operate our hotels. Under prior law, we were required to lease our hotels to entities that we did not own. As a result we leased substantially all of our hotels to Innkeepers Hospitality, Inc. (including certain other entities primarily owned by Jeffrey H. Fisher, "Innkeepers Hospitality"). Under the terms of the leases, our ability to participate in operating decisions is very limited. Even if we believe that our hotels are not being operated efficiently, we may not be able to require a lessee to change the way it operates hotels. Moreover, we depend on lease payments from our lessees for substantially all of our revenues.

         Under new law, we can own a "taxable REIT subsidiary", to which we can lease hotels if they are operated by third parties. We have leased one of our hotels to a taxable REIT subsidiary, and have engaged an entity owned by Mr. Fisher to operate that hotel. Among other things, the new law permits us to retain more control over a hotel than we could under the prior law. Nonetheless, our ability to mandate changes in operations by our operators will still be more limited than if we operated the hotels directly. The Company is studying whether and to what extent it can take advantage of the new law for our leases with Innkeepers Hospitality and affiliates of Wyndham International, Inc., which were entered into while the prior law was in effect. While no decision has been made about whether and to what extent we can take advantage of the new law, we have been informed that any cash payments made to terminate an existing lease would be an expense in the then-current period for financial reporting purposes.

OUR ABILITY TO GROW DEPENDS ON ADDITIONAL FINANCING.

         We are required to distribute to our shareholders at least 95% of our taxable income each year in order to continue to qualify as a REIT. As a result, our retained earnings available to fund acquisitions or development are nominal. We will rely primarily upon the availability of debt or equity capital to fund these activities. Our ability to grow through acquisitions or development of hotels will be limited if we can't continue to obtain additional financing. Our Declaration of Trust limits our outstanding indebtedness to 50% of our investment in hotel properties at cost. Market conditions may make it difficult to obtain financing and we can't assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

RISKS OF LEVERAGE (I.E., DEBT SERVICE).

         The amount we have to pay on variable rate debt, such as our $130 million line of credit, increases as interest rates increase, which may decrease cash available for distribution to shareholders. We can not assure you that the Company will be able to meet its debt service obligations. If we do not meet our debt service obligations, we risk the loss of some or all of our assets to foreclosure. Changes in economic conditions and/or our financial results or prospects could (a) result in higher interest rates on variable rate debt, (b) reduce the availability of debt financing generally or debt financing at favorable rates, (c) reduce cash available for distribution to shareholders and
(d) increase the risk that we could be forced to liquidate assets to repay debt, any of which could have a material adverse affect on the Company.

OUR DEVELOPMENT ACTIVITIES MAY BE MORE COSTLY THAN WE HAVE ANTICIPATED.

         As part of our growth strategy, we plan to develop additional hotels. Development involves many substantial risks, which include the following:

o        actual development costs may exceed our budgeted or contracted amounts;

o        construction delays may prevent us from opening hotels on schedule;

o we may not be able to obtain all necessary zoning, land use, building, occupancy and construction permits;

o        our developed properties may not achieve our desired revenue goals;

o we face intense competition for suitable development sites from competitors with greater financial resources than ours; and

o we may incur substantial development costs and then have to abandon a development project before completion.

OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS MAY BE AFFECTED BY FACTORS BEYOND OUR CONTROL.

OPERATING RISKS.

         Our hotels are subject to various operating risks common to the hotel industry, many of which are beyond our control, including the following:

o our hotels compete with other hotel properties in their geographic markets and many of our competitors have substantial marketing and financial resources;




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

o over-building in our markets, which adversely affects occupancy and revenues at our hotels; and

o adverse effects of general, regional and local economic conditions and increases in energy costs (e.g. electricity costs in California) or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists.

         These factors could adversely affect our lessees' hotel revenues and expenses and their ability to make lease payments, which in turn would adversely affect our ability to make distributions to our shareholders.

COMPETITION FOR GUESTS.

         The upscale extended-stay and mid-price segments of the hotel business are highly competitive. Our hotels compete on the basis of location, room rates and quality, service levels, reputation, and reservation systems, among many other factors. There are many competitors in our market segments, and many of them have substantially greater marketing and financial resources than the Company or its operators. New hotels are always being constructed and opening, and these additions to supply create new competitors, in some cases without corresponding increases in demand for hotel rooms. The result in some cases may be lower revenue, which would result in lower cash available for distribution to shareholders.

COMPETITION FOR ACQUISITIONS.

         We compete for hotel acquisitions with entities that have similar investment objectives as we do and that have substantially greater financial resources than we have. These entities generally may be able to accept more risk than we can manage wisely. They may also have better relations with franchisors, sellers or lenders. This competition could limit the number of suitable investment opportunities offered to us. It may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

SEASONALITY OF HOTEL BUSINESS.

         The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can cause quarterly fluctuations in our revenues.

INVESTMENT CONCENTRATION IN PARTICULAR SEGMENTS OF SINGLE INDUSTRY.

         Our entire business is hotel-related. Our current investment strategy is to own primarily upscale extended stay hotels, primarily Residence Inns, and adverse conditions in the hotel industry, in our segments of the industry or in the Residence Inn brand, will have a material adverse effect on our lease revenues and cash available for distribution to our shareholders.

CONCENTRATION OF INVESTMENT IN CALIFORNIA, PACIFIC NORTHWEST, FLORIDA, ILLINOIS, TEXAS AND MICHIGAN.

         Eleven of our hotels are located in California, six of our hotels are located in the Pacific Northwest (five in the Seattle area), five of our hotels are located in each of Florida and Michigan




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

and four of our hotels are located in each of Illinois and Texas. Adverse events, such as economic recessions or natural disasters, including earthquakes, hurricanes or high-wind, could cause a loss of revenues from these hotels, which may be greater as a result of our concentration of assets in these areas. We may not carry insurance coverage for these losses, or the insurance may be insufficient to replace our investment or otherwise restore our economic position with respect to a hotel. That could result in less cash available for distribution to shareholders.

CAPITAL EXPENDITURES.

         Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels may also require periodic capital improvements as a condition of keeping the franchise licenses. Generally, we are responsible for the costs of these capital improvements, which gives rise to the following risks:

o        cost overruns and delays;

o renovations can be disruptive to operations and can displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;

o the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

o the risk that the return on our investment in these capital improvements will not be what we expect.

         We have in the past funded capital expenditures from cash flow from operations. There can be no assurance, however, that we will not need to borrow to fund future capital improvements.

INVESTMENT RISKS IN THE REAL ESTATE INDUSTRY GENERALLY MAY ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

GENERAL RISKS OF INVESTING IN REAL ESTATE.

         Our investments in hotels are subject to varying degrees of risk that generally arise form the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depend upon the ability of the operators of our hotels to maintain or increase room revenues. Both income from our hotels and our ability to make distributions may be adversely affected by changes beyond our control, including the following:

o        adverse changes in national and local economic and market conditions;

o changes in interest rates and in the availability, cost and terms of mortgage financing;

o changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

o the ongoing need for capital improvements, particularly in older structures;

o        changes in real property tax rates and other operating expenses;




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

o civil unrest, acts of God, including earthquakes, floods and other natural disasters (which may result in uninsured losses) and acts of war; and

o the relative illiquidity of real estate investments (see also "Conflicts of Interest - Jeffrey H. Fisher," "- Jack P. DeBoer" and "- Rolf E. Ruhfus").

UNINSURED AND UNDERINSURED LOSSES.

         Comprehensive insurance is maintained on each of our Hotels, including liability, property and casualty and extended coverage. We believe that the insurance is of the type and amount customarily obtained by owners and operators of hotels similar to ours.

         All 11 of our hotels in California (and certain of our other hotels, such as our five hotels in the Pacific Northwest) are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under pre-1985 building codes. No assurance can be given that an earthquake would not render significant damage to the hotels that have been constructed in compliance with more recent building codes, or are in areas of lower seismic risk. Additionally, areas in Florida where five of our hotels are located may experience hurricane or high-wind activity. The Company has earthquake insurance policies on our hotels in California and wind insurance policies on certain of our hotels located in Florida.

         Various types of catastrophic losses may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might cause insurance proceeds to be insufficient to fully replace or renovate a hotel after it has been damaged or destroyed.

FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS COULD AFFECT OUR OPERATING RESULTS.

ENVIRONMENTAL MATTERS.

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. The law often imposes liability whether or not the owner knew of, or was responsible for, the presence of hazardous substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell real estate or to borrow using such real estate as collateral. We may be potentially liable for any such costs.

         We generally obtain Phase I environmental site assessments ("ESAs") on our hotels at the time of acquisition. The ESAs are intended to identify potential environmental contamination. The ESAs include a historical review of the hotel, a review of certain public records, a preliminary investigation of the site and surrounding properties, screening for the presence of hazardous substances and underground storage tanks, and the preparation and issuance of a written report. The ESAs that we have obtained did not include invasive procedures, such as soil sampling or ground water analysis.




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

         The ESAs that we have obtained did not reveal any environmental liability or compliance concerns that the Company believes would have a material adverse effect on our business, assets, results of operations or liquidity, nor are we aware of any such liability. Nevertheless, it is possible that these ESAs do not reveal all environmental liabilities or that there are material environmental liabilities or compliance concerns of which the Company is unaware. Moreover, we cannot assure you that (i) future laws, ordinances or regulations will not impose material environmental liability, or (ii) the current environmental condition of a hotel will not be affected by the condition of properties in the vicinity of the hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

AMERICANS WITH DISABILITIES ACT.

         Under the Americans with Disabilities Act of 1990, or the "ADA", all public accommodations must meet various federal requirements to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers, and our failure to comply could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our ability to make distributions to our shareholders could be adversely affected.

FLUCTUATIONS IN PROPERTY TAXES CAN ADVERSELY AFFECT OUR DISTRIBUTIONS TO OUR SHAREHOLDERS.

         Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make distributions to our shareholders could be adversely affected.

FRANCHISE REQUIREMENTS COULD ADVERSELY AFFECT OUR DISTRIBUTIONS TO OUR SHAREHOLDERS.

         Franchisors condition the continuation of the franchise licenses under which certain of the hotels are operated on specified operating standards and other terms and conditions. The franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our operators to conform to such standards. The franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial. It is possible that a franchisor could condition the continuation of a franchise on the completion of capital improvements which management or the Board of Trustees determines are too expensive or otherwise not economically feasible in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the management or the Board of Trustees may elect to allow the franchise to lapse or be terminated. Similarly, Innkeepers Hospitality is obligated to fund any operating loss at a hotel operated by Marriott. Operating losses could result from a number of factors, including increased expenses resulting from changes in Marriott's system standards. Innkeepers Hospitality has limited assets from which to fund operating losses. If Innkeepers Hospitality fails or is unable to fund such operating losses, Marriott may have the right to terminate the related Marriott management agreement and with it the affected hotel's right to operate under a Marriott brand. In addition, when the term of a franchise expires, the franchisor has no obligation to issue a new franchise. The loss of a franchise could have a material adverse effect on the operations or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The loss of a franchise could also have a material adverse effect on cash available for distribution to shareholders.




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

OUR BOARD OF TRUSTEES MAY CHANGE OUR MAJOR POLICIES AT ANY TIME.

         Many of our major corporate policies, including our acquisitions, growth, operations and distribution policies, are determined by our Board of Trustees. The Board of Trustees may amend or revise these and other policies at any time without the vote or consent of our shareholders.

PROVISIONS OF OUR DECLARATION OF TRUST AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF OUR COMPANY.

OWNERSHIP LIMITATION.

         To preserve our tax status as a REIT, our Declaration of Trust provides that no person may directly or indirectly own more than 9.8% of our common shares and preferred shares. This may prevent an acquisition of control of our company by a third party without our Board of Trustees' approval, even if shareholders believe the change of control is in their interest.

STAGGERED BOARD OF TRUSTEES.

         Under our Declaration of Trust, our Board of Trustees has three classes of Trustees. Trustees for each class are elected for staggered three-year terms. The staggered terms of our Trustees may restrict the ability to change control of our company, even if shareholders believe a change of control is in their interest. The staggered terms for our Trustees may also discourage offers or other bids being made for our shares at a premium over the market price.

AUTHORITY TO ISSUE PREFERRED STOCK.

         Our Declaration of Trust authorizes the Board of Trustees to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. The Company issue 4,630,000 Series A Cumulative Convertible Preferred shares. The issuance of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, even if shareholders believe that a change of control is in their interest.

MARYLAND ANTI-TAKEOVER STATUTES.

         We are subject to various laws found in Maryland law placing restrictions and requiring compliance with various procedures designed to protect the shareholders of Maryland REITs against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of our company, even if shareholders believe that such events may be in their interest.

OUR FAILURE TO QUALIFY AS A REIT UNDER THE FEDERAL TAX LAWS WILL RESULT IN ADVERSE TAX CONSEQUENCES.

         The Company has elected to be taxed as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"). If we qualify as a REIT, with certain exceptions, we will not be subject to federal income tax at the Company level on our taxable income that is distributed to shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its




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annual taxable income. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the holders of Common Shares in any such year will not be deductible by the Company. If the Internal Revenue Service were to challenge successfully the tax status of the Partnership as a partnership for federal income tax purposes, the Partnership would be taxable as a corporation. In that event, the Company would likely cease to qualify as a REIT for a variety of reasons. Although the Company does not intend to request a ruling from the Internal Revenue Service as to its REIT status, the Company has, in the past, obtained the opinion of its legal counsel that, as of the date of the opinion, the Company qualifies as a REIT. These opinions were based on certain assumptions and representations and are not binding on the Internal Revenue Service or any court. Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and property.

OUR SHARE OWNERSHIP LIMITATION MAY PREVENT CERTAIN TRANSFERS OF OUR COMMON
SHARES.

         In order to maintain our qualification as a REIT, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Furthermore, if any shareholder or group of shareholders of one of the lessees of our hotels owns, actually or constructively, 10% or more of our shares of beneficial interest, the lessee could become a related-party tenant of the Company, which likely would result in loss of our REIT status (a "taxable REIT subsidiary" is exempt from this rule). For the purpose of preserving our REIT qualification, our Declaration of Trust prohibits direct or indirect ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of the outstanding common shares or any other class of outstanding shares of beneficial interest by any shareholder or group (the "Ownership Limitation"). Generally, the shares of beneficial interest owned by related or affiliated owners will be aggregated for purposes of the Ownership Limitation. Any transfer of shares of beneficial interest that would prevent us from continuing to qualify as a REIT under the Code will be void ab initio, the intended transferee of such shares will be deemed never to have had an interest in such shares, and such shares will be designated "Shares-in-Trust." Further, we will be deemed to have been offered Shares-in-Trust for purchase at the lesser of the market price (as defined in the Declaration of Trust) on the date we accept the offer and the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift, devise or non-transfer event [as defined in the Declaration of Trust], the market price on the date of such gift, devise or non-transfer event). Therefore, the record holder of shares of beneficial interest in excess of the Ownership Limitation will experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of redemption.

         We have, in limited instances from time to time, permitted certain owners to own shares in excess of the Ownership Limitation. The Board of Trustees has waived the Ownership Limitation for such owners after following procedures set out in the Company's Declaration of Trust, under which the owners requesting the waivers provided certain information and the Company's counsel provided certain legal opinions. These waivers established levels of permissible share ownership for the owners requesting the waivers that are higher than the Ownership Limitation - if the owners acquire shares in excess of the higher limits, those shares are subject to the risks described above in the absence of further waivers. The Board of Trustees is not obligated to grant such waivers and has no current intention to do so with respect to any owners who (individually or aggregated as the Declaration of Trust requires) do not currently own shares in excess of the Ownership Limitation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         JEFFREY H. FISHER. Affiliates of Mr. Fisher contributed Hotels to the Company on a




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favorable tax basis in connection with the Company's initial public offering.
The sale, refinancing or prepayment of indebtedness secured by those Hotels may trigger adverse tax consequences to Mr. Fisher. Conflicts of interest, therefore, exist between the Company and Mr. Fisher regarding any transaction involving those Hotels that could trigger adverse tax consequences to Mr. Fisher.

         INNKEEPERS HOSPITALITY. Innkeepers Hospitality is owned primarily by Mr. Fisher. Each Percentage Lease had an initial term of at least 10 years. Under the Percentage Leases, Innkeepers Hospitality is required to pay the greater of (a) a fixed base rent or (b) percentage rent based on the hotel revenue, and certain additional charges, and is entitled to all profits from the operation of the hotels after the payment of rent, operating expenses and other expenses (including management fees).

         FRANCHISE LICENSES; MANAGEMENT AGREEMENTS. Innkeepers Hospitality, which is owned primarily by Mr. Fisher, holds all of the franchise licenses for the Hotels leased by Innkeepers Hospitality (to the extent such hotels have franchise agreements). Innkeepers Hospitality pays the franchise fees for all of the Company's Hotels which are leased to Innkeepers Hospitality and are subject to franchise fees, except for franchise license application and transfer fees, which typically are paid by the Partnership. The Partnership has incurred or paid franchise license application, transfer and related fees for the Hotels leased to Innkeepers Hospitality in the aggregate amount of approximately $876,000. The Company has also entered into agreements with the franchisors under which the Company has guaranteed certain obligations of Innkeepers Hospitality under franchise agreements, including obligations to pay royalties and other fees to the franchisors, generally in exchange for the right to substitute a different lessee as the franchisee under the relevant franchise agreement if the Company terminates the Percentage Lease for a franchised hotel.

         Innkeepers Hospitality is also the primary contracting party under management agreements with subsidiaries of Marriott International, Inc. ("Marriott") relating to the Hotels managed by Marriott ("Marriott Management Agreements"). On December 29, 2000 the Marriott Management Agreements for five Hotels were terminated. At that time, Innkeepers Hospitality assumed management of those five Hotels and Innkeepers Hospitality entered into franchise agreements with Marriott pursuant to which Innkeepers Hospitality is permitted to operate those Hotels under the same Marriott brand. In addition, the Marriott Management Agreements were terminated on an additional five Hotels in February 2001, at which time Innkeepers Hospitality entered into franchise agreements with Marriott and began managing those five Hotels. With respect to Hotels managed by Marriott, the right of those Hotels to operate under the Residence Inn or TownePlace Suites brands (17 as of March 1, 2001) is generally contained in the Marriott Management Agreements, and not in separate franchise agreements. Innkeepers Hospitality pays the management and other fees payable under the Marriott Management Agreements. The Company has loaned to Innkeepers Hospitality the amounts Innkeepers Hospitality was required to make available to Marriott for initial working capital at certain Hotels managed by Marriott. These loans bear no interest and are payable on demand. The Company has executed most of the Marriott Management Agreements as a third party, pursuant to which it has guaranteed certain of the obligations of Innkeepers Hospitality under those agreements, including obligations to pay management and other fees to Marriott. In exchange, the Company has the right, under certain circumstances, to substitute a different lessee as party to the relevant Marriott Management Agreement, if the Company terminates the Percentage Lease for a Hotel managed by Marriott.

         JACK P. DeBOER. In November 1996, the Company acquired seven Residence Inn by Marriott hotels (the "DeBoer Hotels") from affiliates of Jack P. DeBoer (the "DeBoer Group"), including Rolf E. Ruhfus. The DeBoer Group received preferred units of limited partnership interest in the Partnership ("Preferred Units") in partial consideration for the acquisitions.




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

Following the acquisition of the DeBoer Hotels, Mr. DeBoer joined the Company's Board of Trustees. Mr. DeBoer joined the Board under an arrangement requiring the Company to nominate Mr. DeBoer for election to the Board and to support his nomination, except if Mr. DeBoer (i) acts or fails to act in a manner that the Board deems detrimental to the Company and as a result of which the Board determines unanimously that it cannot nominate Mr. DeBoer, (b) ceases to own at least 25% of the Preferred Units that he owned upon the closing of the acquisition of the DeBoer Hotels acquisition or (c) is legally disqualified from serving as a trustee.

         Due to the potential adverse tax consequences to members of the DeBoer Group that may result from a sale of the DeBoer Hotels, the Company has agreed generally that for a period of up to ten years following the closing of the acquisition of the DeBoer Hotels, (i) any taxable sale of a DeBoer Hotel will require the consent of the applicable members of the DeBoer Group and (ii) the Company will maintain at all times outstanding indebtedness of at least approximately $40 million (the "Required Indebtedness"). The Required Indebtedness is subject to reduction upon the occurrence of certain events, including the death of, or certain redemptions or taxable transfers of the Preferred Units held by, members of the DeBoer Group. If the Company sells a DeBoer Hotel without the required consent or fails to maintain the Required Indebtedness, the Company has agreed to indemnify the applicable members of the DeBoer Group for certain resulting income tax liabilities, which could be substantial.

         Mr. DeBoer and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. DeBoer is the President, Chairman of the Board and a significant shareholder of Candlewood Hotel Company, Inc. ("Candlewood"), a public hotel company that is the owner, operator and franchisor of Candlewood and Cambridge Suites hotels, an economy extended-stay hotel chain founded by Mr. DeBoer. Hotels developed by Mr. DeBoer and his affiliates, including Candlewood and Cambridge Suites hotels, may compete with the Company's hotels for guests, and other hotel companies with which Mr. DeBoer is affiliated, including Candlewood, may compete with the Company for acquisition opportunities. Accordingly, the interests of the Company and Mr. DeBoer could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. DeBoer and his affiliates.

         Each Preferred Unit held by the DeBoer Group may be redeemed for an amount of cash equal to the then-trading value of a Common Share on the New York Stock Exchange ("NYSE") or, at the option of the Company, one Common Share. Assuming full redemption of all Units held by the DeBoer Group and the issuance of Common Shares in exchange for those Units, the DeBoer Group would own approximately 10.1% of the Common Shares outstanding at December 31, 2000 (assuming no redemptions of Units held by others).

         The Company has, for the last four years, placed substantially all of its insurance (including officers' and trustees' liability, property, casualty, earthquake and worker's compensation coverages and employment practices liability) through Manning & Smith, Wichita, Kansas, a full service commercial insurance broker that has developed a specialty in insuring hotels. During that same period, Innkeepers Hospitality placed substantially all of its insurance (including workers' compensation, general liability, employment practices liability and crime coverages) with Manning & Smith. Manning & Smith is a private company of which Mr. DeBoer owns 47% of the stock. Mr. DeBoer has informed the Company that he is not an officer of Manning & Smith and does not participate in its management or the setting of its corporate policies. For 2000, the gross amount of the premiums paid for coverages placed by Manning & Smith for the Company was approximately $ 926,989 and for Innkeepers Hospitality was approximately $ 1,272,990.

         ROLF E. RUHFUS. In June 1997, the Company acquired nine hotels (the "Summerfield Hotels") from affiliates of Rolf E. Ruhfus (the "Summerfield Group"). The Summerfield Group, including Mr. Ruhfus, received common units of limited partnership interest in the Partnership ("Units") in partial consideration for the acquisitions. Following the acquisition of the Summerfield Hotels, Mr. Ruhfus joined the Company's Board of Trustees. Mr. Ruhfus joined the Board under an arrangement requiring the Company to nominate Mr. Ruhfus for election to the Board and to support his nomination, except if Mr. Ruhfus (i) acts or fails to act in a manner that the Board deems detrimental to the Company and as a result of which the Board determines unanimously that it cannot nominate Mr. Ruhfus, (b) ceases to own at least 25% of the Units that he owned upon the closing of the Summerfield Hotel acquisition or (c) is legally disqualified from serving as a trustee.

         The Company leases the Summerfield Hotels to the Summerfield Lessee. Pursuant to the terms of the Percentage Leases, the Summerfield Lessee is required to pay the greater of (a) a fixed base rent or (b) percentage rent based on the revenues of the hotels, and certain other additional charges, and is entitled to all profits from the operation of the hotels after the payment of rent, operating expenses and other expenses.

         Due to the potential adverse tax consequences to members of the Summerfield Group that may result from a sale of the Summerfield Hotels, the Company has agreed generally that for a period of up to seven years following the closing of the acquisition of the Summerfield Hotels, any taxable sale of a Summerfield Hotel will require the consent of the applicable members of the Summerfield Group. If the Company sells a Summerfield Hotel without the required consent, the Company has agreed to indemnify the applicable members of the Summerfield Group for certain resulting income tax liabilities, which could be substantial.

         Mr. Ruhfus and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. Ruhfus is a Board member of Wyndham International, Inc. Wyndham owns, operates and franchises Summerfield Suites hotels as well as other full and limited service hotels and hotel brands. An entity controlled by Mr. Ruhfus also owns the Sierra Suites brand, which is a mid-priced extended-stay hotel brand founded by Mr. Ruhfus. Affiliates of Mr. Ruhfus own and operated several Sierra Suites and Summerfield Suites hotels. Hotels developed by Mr. Ruhfus and/or Wyndham, including Summerfield Suites hotels, may compete with the Company's hotels for guests and other hotel companies with which Mr. Ruhfus is affiliated may compete with the Company for acquisition opportunities. Accordingly, the interests of the Company and Mr. Ruhfus could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Wyndham.

         Wyndham has guaranteed the obligations of the Summerfield Lessee. In addition, the Company required Wyndham to post with the Company a letter of credit in an amount equal to 40% of the 1998 budgeted lease payment to the Company, as security for the obligations of Wyndham under the Summerfield Leases. Mr. Ruhfus' roles as trustee of the Company and director of Wyndham may pose conflicts regarding when, whether and to what extent (a) obligations under the Summerfield Leases and related guarantees are adhered to and/or (b) remedies are pursued and obtained by the Company under the Summerfield Leases, including draws under the letter of credit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

EXHIBIT           DESCRIPTION OF EXHIBITS
NUMBER            -----------------------
------
10.4        Innkeepers USA Trust 1994 Share Incentive Plan, as amended.

10.6 (a)    Employment Agreement of Jeffrey H. Fisher.

10.6 (b)    Employment Agreement of David Bulger.

10.6 (c)    Employment Agreement of Gregory M. Fay.

10.6 (d)    Employment Agreement of Mark A. .

10.10 Credit Agreement, dated as of May 10, 2000, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., Bank One, N.A., First Union National Bank and PNC National Association and the lenders named therein.

10.18 Loan Agreement, dated as of September 24, 1999, among Bank of America, N.A., as lender, and Innkeepers RI Northwest, L.P. and Innkeepers Summerfield General, L.P., as borrower.

10.19 Promissory Note, dated September 24, 1999, from Innkeepers RI Northwest, L.P. and Innkeepers Summerfield General, L.P.

10.20 Promissory Note, dated December 28, 2000, from Innkeepers Residence Shelton, L.P., Innkeepers Residence Atlanta-Downtown, L.P., Innkeepers Residence Arlington (TX), L.P., Innkeepers Addison (TX), L.P., and Innkeepers RI Altamonte, L.P. to First Union National Bank.

10.21 Form of Deed of Trust for the loan evidenced by the Promissory Note filed as Exhibit 10.20.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INNKEEPERS USA TRUST




March 9, 2001                           /s/ GREGORY M. FAY
                                        --------------------------------
                                        Gregory M. Fay
                                        Chief Accounting Officer

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

10.4        Innkeepers USA Trust 1994 Share Incentive Plan, as amended.

10.6 (a)    Employment Agreement of Jeffrey H. Fisher.

10.6 (b)    Employment Agreement of David Bulger.

10.6 (c)    Employment Agreement of Gregory M. Fay.

10.6 (d)    Employment Agreement of Mark A. Murphy.

10.10 Credit Agreement, dated as of May 10, 2000, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., Bank One, N.A., First Union National Bank and PNC National Association and the lenders named therein.

10.18 Loan Agreement, dated as of September 24, 1999, among Bank of America, N.A., as lender, and Innkeepers RI Northwest, L.P. and Innkeepers Summerfield General, L.P., as borrower.

10.19 Promissory Note, dated September 24, 1999, from Innkeepers RI Northwest, L.P. and Innkeepers Summerfield General, L.P.

10.20 Promissory Note, dated December 28, 2000, from Innkeepers Residence Shelton, L.P., Innkeepers Residence Atlanta-Downtown, L.P., Innkeepers Residence Arlington (TX), L.P., Innkeepers Addison (TX), L.P., and Innkeepers RI Altamonte, L.P. to First Union National Bank.

10.21 Form of Deed of Trust for the loan evidenced by the Promissory Note filed as Exhibit 10.20.